As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 001-36859

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PayPal Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2989869
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2211 North First Street San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 967-1000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The Nasdaq Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

PayPal Holdings, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Directors” and “Management.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal and Regulatory Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of PayPal’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of PayPal’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution,” and “Description of PayPal’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of PayPal’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated June 26, 2015**

3.1	Form of Amended and Restated Certificate of Incorporation of PayPal Holdings, Inc.†

3.2	Form of Amended and Restated Bylaws of PayPal Holdings, Inc.†

10.1	Form of Operating Agreement by and between eBay Inc. and PayPal Holdings, Inc.†

10.2	Form of Transition Services Agreement by and between eBay Inc. and PayPal Holdings, Inc.†

10.3	Form of Tax Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc.†

10.4	Form of Employee Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc.†

10.5	Form of Intellectual Property Matters Agreement between eBay Inc. and PayPal Holdings, Inc.†

10.6	Form of Colocation Services Agreement between eBay Inc. and PayPal Holdings, Inc.†

10.7	Form of Indemnity Agreement between PayPal Holdings, Inc. and individual directors and officers†

10.8	Form of PayPal Employee Incentive Plan†

10.9	Form of PayPal Holdings, Inc. 2015 Equity Incentive Award Plan†

10.10	Form of Global Restricted Stock Unit Award Agreement (and Performance-Based Restricted Stock Unit Agreement) under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan†

10.11	Form of Global Stock Option Agreement under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan†

10.12	Form of Director Annual Award Agreement under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan†

10.13	Form of Electing Director Quarterly Award Agreement under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan†

10.14	Form of PayPal Holdings, Inc. Employee Stock Purchase Plan†

10.15	Form of PayPal Holdings, Inc. Deferred Compensation Plan†

10.16	Offer Letter dated September 29, 2014 between eBay Inc. and Daniel Schulman†

10.17	Amendment dated December 31, 2014 to Offer Letter between eBay Inc. and Daniel Schulman†

10.18	Letter dated May 19, 2015 from eBay Inc. to William Ready†

10.19	Letter dated May 22, 2015 from eBay Inc. to James Barrese†

10.20	Letter dated December 31, 2014 from eBay Inc. to Patrick Dupuis†

10.21	Form of Braintree, Inc. Restricted Stock Unit Agreement between Braintree, Inc. and William J. Ready dated September 25, 2013†

10.22	PayPal Holdings, Inc. Change in Control Severance Plan for Key Employees, dated June 16, 2015†

10.23	PayPal Holdings, Inc. SVP and Above Standard Severance Plan, dated June 16, 2015†

21.1	List of subsidiaries†

99.1	Information Statement of PayPal Holdings, Inc., preliminary and subject to completion, dated June 26, 2015**

**	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PayPal Holdings, Inc.

By:	/s/ Daniel H. Schulman
Name: Daniel H. Schulman Title: President and CEO-Designee

Date: June 26, 2015

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